Exhibit 99.1

Overview

On May 31, 2023, Emerson Electric Co. (the "Company”) completed the previously announced sale of a majority stake in its Climate Technologies business (which constitutes the former Climate Technologies segment, excluding Therm-O-Disc, which was divested earlier in fiscal 2022) to private equity funds managed by Blackstone in a $14.0 billion transaction. Emerson received upfront, pre-tax cash proceeds of approximately $9.7 billion and a note receivable with a face value of $2.25 billion (which will accrue 5 percent interest payable in kind by capitalizing interest), while retaining a 40 percent non-controlling common equity interest in a new standalone joint venture between Emerson and Blackstone. The new standalone business will be named Copeland.

Basis of Presentation

The unaudited pro forma consolidated financial statements have been derived from the Company’s historical consolidated financial statements and give effect to the impact of the Climate Technologies divestiture (including the retained 40 percent non-controlling interest), as well as the divestiture of the Company’s InSinkErator business (“ISE”), which was completed on October 31, 2022, and the divestiture of the Therm-O- Disc business (“TOD”), which was completed on May 31, 2022 (collectively, the “sale transactions”). The Company began reporting the results of all three divestitures in discontinued operations in the first quarter of fiscal 2023 and the assets and liabilities of Climate Technologies were reported as held-for-sale as of March 31, 2023.

The unaudited pro forma consolidated statements of earnings for the six months ended March 31, 2023 and for each of the years ended September 30, 2022, 2021 and 2020 have been prepared as if the sale transactions occurred on October 1, 2019. The unaudited pro forma consolidated balance sheet as of March 31, 2023 has been prepared as if the Climate Technologies divestiture occurred on March 31, 2023.

The “Climate Technologies” and “ISE and TOD” columns in the unaudited pro forma consolidated statements of earnings give effect to the sale transactions and have been prepared consistent with the U.S. GAAP guidance for discontinued operations in ASC 205-20, Presentation of Financial Statements - Discontinued Operations.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not intended to represent what the Company's financial position or results of operations would have been if the sale transactions described above had occurred as of the dates indicated. In addition, the unaudited pro forma consolidated financial statements are based on preliminary estimates and assumptions that are subject to change and therefore, are not necessarily indicative of the Company's future financial position or results of operations.

The unaudited pro forma consolidated financial statements should be read in conjunction with the Company's historical consolidated financial statements, the accompanying notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in its most recent Quarterly Reports on Form 10-Q and Annual Report on Form 10-K.

Unaudited Pro Forma Consolidated Statement of Earnings

EMERSON ELECTRIC CO. & SUBSIDIARIES

Six months ended March 31, 2023

(Dollars in millions, except per share amounts)

	As Reported	Transaction Adjustments		Pro Forma
Net sales	$7,129			7,129
Cost of sales	3,708			3,708
Selling, general and administrative expenses	2,030			2,030
Other deductions, net	229	—	(c)	229
Interest expense (income), net	101	(188)	(d)	(87)
Interest income from related party	—	(62)	(e)	(62)
Earnings from continuing operations before income taxes	1,061	250		1,311
Income taxes	232	55	(f)	287
Earnings from continuing operations	829	195		1,024
Less: Noncontrolling interests in subsidiaries	(30)			(30)
Net earnings from continuing operations common stockholders	$859	195		1,054
Earnings per share from continuing operations:
Basic	$1.49			$1.83
Diluted	$1.48			$1.82
Weighted average outstanding shares:
Basic	577.2			577.2
Diluted	580.1			580.1

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

Unaudited Pro Forma Consolidated Statement of Earnings

EMERSON ELECTRIC CO. & SUBSIDIARIES

Year ended September 30, 2022

(Dollars in millions, except per share amounts)

		(a)	(b)
	As Reported	Climate Technologies	ISE and TOD	Transaction Adjustments		Pro Forma

Net sales	$19,629	(4,976)	(849)			13,804
Cost of sales	11,441	(3,405)	(538)			7,498
Selling, general and administrative expenses	4,248	(515)	(119)			3,614
Gain on subordinated interest	(453)					(453)
Gain on sale of business	(486)		486			—
Other deductions, net	601	(55)	(27)	—	(c)	519
Interest expense (income), net	193	1		(375)	(d)	(181)
Interest income from related party	—			(125)	(e)	(125)
Earnings from continuing operations before income taxes	4,085	(1,002)	(651)	500		2,932
Income taxes	855	(209)	(97)	110	(f)	659
Earnings from continuing operations	3,230	(793)	(554)	390		2,273
Less: Noncontrolling interests in subsidiaries	(1)	(2)				(3)
Net earnings from continuing operations common stockholders	$3,231	(791)	(554)	390		2,276
Earnings per share from continuing operations:
Basic	$5.44					$3.83
Diluted	$5.41					$3.81
Weighted average outstanding shares:
Basic	592.9					592.9
Diluted	596.3					596.3

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

Unaudited Pro Forma Consolidated Statement of Earnings

EMERSON ELECTRIC CO. & SUBSIDIARIES

Year ended September 30, 2021

(Dollars in millions, except per share amounts)

		(a)	(b)
	As Reported	Climate Technologies	ISE and TOD	Transaction Adjustments		Pro Forma
Net sales	$18,236	(4,401)	(903)			12,932
Cost of sales	10,673	(2,900)	(571)			7,202
Selling, general and administrative expenses	4,179	(560)	(125)			3,494
Other deductions, net	318	10	(9)	—	(c)	319
Interest expense (income), net	154	1		(375)	(d)	(220)
Interest income from related party	—			(125)	(e)	(125)
Earnings from continuing operations before income taxes	2,912	(952)	(198)	500		2,262
Income taxes	585	(196)	(43)	110	(f)	456
Earnings from continuing operations	2,327	(756)	(155)	390		1,806
Less: Noncontrolling interests in subsidiaries	24	(22)				2
Net earnings from continuing operations common stockholders	$2,303	(734)	(155)	390		1,804
Earnings per share from continuing operations:
Basic	$3.85					$3.01
Diluted	$3.82					$2.99
Weighted average outstanding shares:
Basic	598.1					598.1
Diluted	601.8					601.8

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

Unaudited Pro Forma Consolidated Statement of Earnings

EMERSON ELECTRIC CO. & SUBSIDIARIES

Year ended September 30, 2020

(Dollars in millions, except per share amounts)

		(a)	(b)
	As Reported	Climate Technologies	ISE and TOD	Transaction Adjustments		Pro Forma
Net sales	$16,785	(3,702)	(800)			12,283
Cost of sales	9,776	(2,371)	(510)			6,895
Selling, general and administrative expenses	3,986	(483)	(112)			3,391
Other deductions, net	532	(50)	(19)	—	(c)	463
Interest expense (income), net	156	2		(375)	(d)	(217)
Interest income from related party	—			(125)	(e)	(125)
Earnings income from related party before income taxes	2,335	(800)	(159)	500		1,876
Income taxes	345	(164)	(36)	110	(f)	255
Earnings from continuing operations	1,990	(636)	(123)	390		1,621
Less: Noncontrolling interests in subsidiaries	25	(24)				1
Net earnings from continuing operations common stockholders	$1,965	(612)	(123)	390		1,620
Earnings per share from continuing operations:
Basic	$3.26					$2.68
Diluted	$3.24					$2.67
Weighted average outstanding shares:
Basic	602.9					602.9
Diluted	606.6					606.6

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

Unaudited Pro Forma Consolidated Balance Sheet

EMERSON ELECTRIC CO. & SUBSIDIARIES

(Dollars in millions)

	March 31, 2023
	As Reported	Climate Tech Divestiture		Transaction Adjustments		Pro Forma
ASSETS
Current assets
Cash and equivalents	$2,046			9,650	(h),(i)	11,696
Receivables, net	2,330					2,330
Inventories	2,034					2,034
Other current assets	1,228			982	(i),(j)	2,210
Current assets held-for-sale	1,347	(1,347)	(g)			—
Total current assets	8,985	(1,347)		10,632		18,270
Property, plant and equipment, net	2,263					2,263
Other assets
Goodwill	14,097					14,097
Other intangible assets	6,299					6,299
Copeland note receivable and equity investment	—			3,400	(k)	3,400
Other	2,265					2,265
Noncurrent assets held-for-sale	2,238	(2,238)	(g)			—
Total other assets	24,899	(2,238)		3,400		26,061
Total assets	$36,147	(3,585)		14,032		46,594
LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and current maturities of long-term debt	$1,959					1,959
Accounts payable	1,207					1,207
Accrued expenses	3,245			2,747	(j),(l)	5,992
Current liabilities held-for-sale	1,138	(1,138)	(g)			—
Total current liabilities	7,549	(1,138)		2,747		9,158
Long-term debt	8,174					8,174
Other liabilities	2,928			565	(m)	3,493
Noncurrent liabilities held-for-sale	149	(149)	(g)			—
Equity
Common stock	477					477
Additional paid-in-capital	138					138
Retained earnings	30,571	(2,351)	(n)	10,720	(n)	38,940
Accumulated other comprehensive income (loss)	(1,148)	78	(g)			(1,070)
Cost of common stock in treasury	(18,678)					(18,678)
Common stockholders’ equity	11,360	(2,273)		10,720		19,807
Noncontrolling interests in subsidiaries	5,987	(25)	(g)			5,962
Total equity	17,347	(2,298)		10,720		25,769
Total liabilities and equity	$36,147	(3,585)		14,032		46,594

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

Notes to the Unaudited Pro Forma Consolidated Financial Statements

EMERSON ELECTRIC CO. & SUBSIDIARIES

(Dollars in millions, except where noted)

a.	Reflects the results of the Climate Technologies business for the periods presented. No adjustments are required to the Unaudited Pro Forma Consolidated Statement of Earnings for the six months ended March 31, 2023, as the Company began reporting the results of Climate Technologies in discontinued operations in its quarterly reports on Form 10-Q in fiscal 2023.

b.	Reflects the results of the InSinkErator and Therm-O-Disc businesses for the periods presented. No adjustments are required to the Unaudited Pro Forma Consolidated Statement of Earnings for the six months ended March 31, 2023, as the Company began reporting the results of these businesses in discontinued operations in its quarterly reports on Form 10-Q in fiscal 2023.

c.	The Company’s 40 percent common equity ownership in the income, or loss, of Climate Technologies (the new standalone business will be named Copeland), will be reported in continuing operations in Other deductions. Emerson no longer controls Copeland and is therefore unable to estimate the amount of its 40 percent share of Copeland’s post-close results.

d.	Interest expense (income), net includes estimated annual interest income of $375 ($188 for the six months ended March 31, 2023) on the undeployed proceeds from the sale of the Climate Technologies business. Although interest income on the proceeds is assumed for purposes of these unaudited pro forma consolidated financial statements, the Company expects to use the proceeds to complete its pending acquisition of National Instruments Corporation (“NI”), which was announced on April 12, 2023 and is expected to close in the first half of Emerson’s fiscal 2024, subject to the completion of customary closing conditions, including regulatory approvals and approval by NI shareholders.

e.	Interest income from related party reflects annual interest income of approximately $125 ($62 for the six months ended March 31, 2023) on the $2.25 billion note receivable, payable in kind.

f.	Represents the income tax effect of the pro forma adjustments presented. The pro forma income tax adjustments were estimated using a combined U.S. federal and statutory tax rate of 22 percent.

g.	Elimination of the assets and liabilities of the Climate Technologies business, which were reported as held-for-sale in the financial statements in the Quarterly Report on Form 10-Q for the six months ended March 31, 2023, and the non-controlling interests in subsidiaries and accumulated other comprehensive loss related to the business.

h.	Estimated cash proceeds of approximately $9.7 billion for the sale of the Climate Technologies business.

i.	Approximately $50 of cash is held by Copeland, of which approximately $35 will be distributed to Emerson post-closing, which is shown in these pro forma statements as a decrease to cash and increase to other current assets.

j.	Represents a note receivable and payable with Copeland of $947. Pursuant to the transaction agreement, the settlement of the note receivable and note payable will be completed no later than September 30, 2023.

k.	Reflects the U.S. GAAP fair values of the note receivable with a face value of $2.25 billion and retained 40 percent non-controlling common equity interest in Copeland, which were estimated at $2.0 billion and $1.4 billion, respectively.

l.	Accrued expenses includes estimated income taxes payable of approximately $1.7 billion related to the gain on sale of the Climate Technologies business. Accrued expenses also includes the note payable of $947 (see tickmark (j)) and $100 for estimated costs to complete the transaction, which will be settled subsequent to closing. These costs, which are not expected to be incurred in any period beyond 12 months from the closing date of the transaction, and the income taxes on the gain, have not been reflected in the Unaudited Pro Forma Consolidated Statements of Earnings as they will be reported in discontinued operations in the Company’s consolidated financial statements in the period such costs are incurred.

m.	Other liabilities includes deferred taxes of $565.

n.	Reflects the net impact of the items noted above.